Exhibit 99.1

Release:	Immediate

Contact:	Jeffrey Lettes (editorial/media)	Paul Bowman (investment community)
	(408) 563-5161	(408) 563-1698

Applied Materials Announces Resignation of Dr. Sasson Somekh

from Company’s Board of Directors

SANTA CLARA, Calif., December 23, 2003 — Applied Materials, Inc. announced today that it has accepted the resignation of Dr. Sasson (Sass) Somekh from Applied Materials’ Board of Directors. Dr. Somekh has been a director since April 30, 2003. The company announced on August 6, 2003, Dr. Somekh’s resignation from day-to-day management responsibilities with the company, effective at the end of August.

Applied Materials (Nasdaq:AMAT), the largest supplier of products and services to the global semiconductor industry, is one of the world’s leading information infrastructure providers.

Applied Materials’ web site is http://www.appliedmaterials.com.

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